EXHIBIT 10.1

LEASE ADDENDUM

This addendum reflects exercise of option terms as part of the initial lease between Flagship Enterprise Center and ALTAIR Nanotechnologies, a Nevada Corporation, wherein Altairnano desires to lease an additional 40,000 ft2 of space adjacent to the originally leased space.  Original beginning date, terms and conditions apply to the original space of 30,000 ft2, as well as the additional space of 40,000 ft2.  A new Schedule B, superceding the original Schedule B, is attached to this addendum to reflect the added space.

IN WITNESS WHEREOF, the said parties have hereunto set their hands and seals this 1st day of March, 2008.

ALTAIRNANO	FLAGSHIP ENTERPRISE CENTER, INC.
TENANT	LESSOR

BY: /s/ Ed Dickinson	BY: /s/ DeWayne Landwehr
Ed Dickinson, CFO	DeWayne Landwehr, Executive Director

EXHIBIT “B”

RENT SCHEDULE

	1st 6 months	2nd 6 months	2nd 12 months	3rd 12 months	4th 12 months	5th 12 months
Stipulated Fair Market Rent for 50,000 sq ft.*	“Linear Space Progression” See Original Lease $3.50	$3.50	$3.75	$4.00	$4.25	$4.25

*Rent expressed in annual rental per square foot of Leased Space

Rent Calculation

During months 9-12 (March 2008 – June 2008) of this Lease, Tenant shall pay to Landlord, with respect to each calendar year or fractional calendar year, as the case may be, total rental payments in the monthly sum of Twenty Thousand Four Hundred Seventeen Dollars ($ 20,417.00), being the sum of: (a) Eight Thousand Seven Hundred Fifty Dollars ($8,750.00) [being the product of $3.50, the rent per square foot, and 30,000 square feet, the area of the Leased Premises divided by 12 months] and Eleven Thousand Six Hundred Sixty Seven Dollars ($11,667.00) [being the product of $ 3.50, the rent per square foot, and 40,000 square feet, the area of the Leased Premises, divided by 12 months].

During subsequent 12 Month periods of this Lease, by similar calculation, Tenant shall pay to Landlord, with respect to each calendar year or fractional calendar year, as the case may be, total rental payments as follows:

2nd 12 Months:	$ 21,875.00 / Month

3rd 12 Months:	$ 23,333.00 / Month

4th 12 Months:	$ 24,792.00 / Month

5th 12 Months:	$ 24,792.00 / Month

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